EXHIBIT 99.1

For Immediate Release
March 30, 2009

Federal Home Loan Bank of San Francisco

Announces 2008 Nonmember Independent Director Election Results

San Francisco-The Federal Home Loan Bank of San Francisco today announced the election of Melinda Guzman and Robert F. Nielsen as nonmember independent directors to its Board of Directors, effective March 27, 2009. Mr. Nielsen was elected to serve as a public interest director. Each of these positions has a four-year term ending December 31, 2012.

Ms. Guzman is a partner with Goldsberry, Freeman & Guzman, LLP, in Sacramento, California. Mr. Nielsen is president of Shelter Properties, Inc., in Reno, Nevada.

About the Federal Home Loan Bank of San Francisco

The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada. The Federal Home Loan Bank of San Francisco is one of 12 regional banks in the FHLBank System.

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Contact:

Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com